AMENDMENT NO. 10

TO

SUB-ADVISORY CONTRACT

This Amendment dated as of June 30, 2016, amends the Sub-Advisory Contract (the “Contract”) between Invesco Advisers, Inc. (the “Advisor”) and Invesco PowerShares Capital Management LLC (the “Sub-Advisor”).

WHEREAS, the parties agree to amend the Contract to add Invesco Global Sustainable Equity Fund, a series portfolio of AIM International Mutual Funds (Invesco International Mutual Funds) (the “Fund”);

NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.	The Contract is hereby amended to add the Fund to the Contract as a recipient of the sub-advisory services by revising recital A) at the beginning of the Agreement to read as follows:

The Advisor has entered into an investment advisory agreement with AIM Counselor Series Trust (Invesco Counselor Series Trust) (“ACST”), AIM Growth Series (Invesco Growth Series) (“AGS”), AIM Investment Funds (Invesco Investment Funds) (“AIF”), AIM International Mutual Funds (Invesco International Mutual Funds) (“AIMF”), Invesco Management Trust (“IMT”) and Invesco Securities Trust (“IST”) (collectively, the “Trusts”), open-end management investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to, among others, the Invesco Short Duration High Yield Municipal Fund and Invesco Strategic Real Return (series portfolios of ACST), Invesco Alternative Strategies Fund and Invesco Multi-Asset Inflation Fund (series portfolios of AGS), Invesco Premium Income Fund, Invesco Global Markets Strategy Fund, Invesco Macro International Equity Fund, Invesco Macro Long/Short Fund, Invesco Global Market Neutral Fund, Invesco Global Targeted Returns Fund, Invesco Low Volatility Emerging Markets Fund, Invesco All Cap Market Neutral Fund, Invesco Long/Short Equity Fund, Invesco Global Infrastructure Fund, Invesco MLP Fund, Invesco Strategic Income Fund and Invesco Unconstrained Bond Fund (series portfolios of AIF), the Invesco Global Opportunities Fund, Invesco Global Sustainable Equity Fund, Invesco International Companies Fund and the Invesco Select Opportunities Fund (series portfolios of AIMF), Invesco Balanced-Risk Aggressive Allocation Fund (a series portfolio of IST) and the Invesco Conservative Income Fund (a series portfolio of IMT) (collectively, the “Funds”); and

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Advisor

By:	/s/ John M. Zerr

Name:	John M. Zerr

Title:	Senior Vice President

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

Sub-Advisor

By:	/s/ Daniel E. Draper

Name:	Dan Draper

Title:	Managing Director – Invesco PowerShares Global ETFs

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